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                     [LETTERHEAD OF MCGLADREY & PULLEN, LLP]

                  Certified Public Accountants and Consultants

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated January 14, 1997, on the financial statements referred to therein, in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of The Milestone Funds as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in each Prospectus under the caption "Financial Highlights".

                                       /s/ McGladrey & Pullen, LLP

                                       McGladrey & Pullen, LLP

New York, New York
March 14, 1997